                                                                   Exhibit 10.2



                      CONTINUING LETTER OF CREDIT AGREEMENT

In consideration of the Bank (as defined below) in its discretion issuing from time to time letters of credit whether documentary or standby and all amendments thereto (hereinafter each individually, and all collectively called the "Credit") substantially in accordance with an Application (as defined below) for a Credit tendered to the Bank, Net2Phone, Inc. (hereinafter, individually and collectively, the "Applicant") agrees:

1. Definitions. As used herein: (A) "Agreement" means each Application by the Applicant for a Credit and this Continuing Letter of Credit Agreement, as each may be modified; (B) "Application" means, if Applicant uses electronic communication facilities to apply for or instruct the Bank as to the contents of a Credit, information sufficient to enable the Bank to prepare and issue or amend a Credit for Applicant's account transmitted by electronic message (which may, but need not, be computer generated), including facsimile, directed to the Bank by Applicant using such identification codes, passwords, and other security procedures as the Bank and Applicant may agree are commercially reasonable from time to time; or a written and signed application with sufficient information delivered to the Bank to enable it to prepare and issue or amend a Credit for Applicant's account; (C) "Bank" means Wachovia Bank, National Association and all of its branches, whether in the United States or foreign and any of Bank's affiliates that issue letters of credit; Applicant authorizes and directs the Bank to select the branch or affiliate which will issue or process any Credit; and for the purposes of Sections 4, 7 and 9, "Bank" includes correspondents of Bank; (D) "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close at the place where Bank is obligated to honor a presentation or otherwise act under the Credit or this Agreement; (E) "Collateral" means (i) all Applicant's Property (as hereinafter defined) now or hereafter in possession or control of Bank or its agents, affiliates or representatives (for any purpose); and (ii) all proceeds and products of the foregoing, now or later existing; (F) "Draft" means any draft (sight or time), receipt, acceptance, cable, SWIFT or other written demand for payment; (G) "Event of Default" means (i) failure to pay or perform any of the Obligations when due or Applicant shall fail to abide by any of the terms and provisions of this Agreement or any agreement executed by Applicant in favor of Bank in connection herewith or there occurs a default or event of default (or similarly denominated term) under any agreement executed by Applicant in connection with this Agreement; (ii) termination of Applicant's existence, provided, however, that if Applicant enters into a merger or consolidation with IDT Corporation ("IDT") and IDT is the surviving entity and IDT assumes all of Applicant's obligations hereunder and confirms Bank's security interest in all Collateral (such merger or consolidation and assumption and confirmation by IDT, an "IDT Transaction), such event shall not be an Event of Default; (iii) institution of any proceeding under any law relating to bankruptcy, insolvency or reorganization by or against Applicant, or the appointment of a receiver or similar official for Applicant or any of Applicant's property which proceeding or appointment if instituted against Applicant is not dismissed within 60 days; (iv) seizure or forfeiture of Applicant or any material amount of its property; (v) a change in control of Applicant (except if same occurs as a result of an IDT Transaction"); (vi) attachment or restraint of or other legal process against property in which Applicant has an interest in the control of Bank or any third party on behalf of Bank; (vii) any statement to Bank made by Applicant or on its behalf is incorrect or misleading in any material respect; (viii) Applicant's failure to provide Bank on request any books and records; (ix) Applicant's failure to withhold, collect or pay any tax when assessed or due unless such failure is as a result of a good faith dispute by Applicant and during such dispute Applicant maintains reserves as may be required by generally accepted accounting principles; (x) occurrence of any of the above with respect to any guarantor of any Obligations and if there is more than one party as Applicant, the occurrence of any of the foregoing regarding any one, some, or all of such parties; (xi) any representation or warranty made by Applicant herein or otherwise to Bank shall be incorrect or inaccurate when made or deemed made; or (xii) Applicant shall default in the payment or performance of any of its obligations under any other loans, contracts or agreements with Bank or Bank's affiliates or Applicant shall be in default of any material contract with or obligations when due to a third party which contract or obligation has become the subject matter of a litigation involving Applicant and involves a claim(s) against Applicant in excess of $1,000,000 in the aggregate or default in the payment or performance of any obligation to a third party for money borrowed in an amount in excess of $1,000,000.00 in the aggregate; (H) "Good Faith" means honesty in fact in the conduct or transaction concerned; (I) "ISP 98" means the International Standby Practices, International Chamber of Commerce ("ICC") Publication No. 590, or any subsequent revisions or restatement thereof which may be adopted by the ICC and in use by the Bank; (J) "Jurisdiction" means the state in the United States where the Bank's branch which maintains Applicant's major deposits is located, or if Applicant does not have deposits with the Bank, the Bank's office in a state of the United States where Applicant's major banking relationship with it is conducted; if neither of the foregoing apply, then jurisdiction shall mean New York City, New York; (K) "Obligations" means all obligations of any, some or all of parties comprising the Applicant to Bank now or hereafter existing under this Agreement or under any other document entered into by Applicant in connection with this Agreement; (L) "Prime Rate" means that changing rate of interest announced publicly from time to time by Bank as its Prime Rate; (M) "Property" means all present and future "Collateral" as that term is defined in the Security Agreement of even date from Applicant to Bank (including, but not limited to, deposit accounts and certificates of deposit), together with all cash and non cash proceeds and products thereof, and all Applicant's rights thereto and all documents relative thereto; and (N) "UCP" means the Uniform Customs and Practice for Documentary Credits, ICC Publication Number 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by the Bank. Terms not defined herein will, if defined therein, have the same meaning as given in the Uniform Commercial Code as amended from time to time.

2. Applicant's Reimbursement of Bank: (A) Applicant shall pay Bank on demand in immediately available funds (in United States currency) (i) the amount of each Draft drawn or purporting to be drawn under the Credit (whether drawn before, on or after the expiry date stated in the Credit); provided that if the Credit provides for acceptance of a time draft or incurrence of a deferred payment obligation, reimbursement shall be due sufficiently in advance of its maturity to enable the Bank to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity; (ii) any amount by which Bank's cost of payment under the Credit exceeds the amount paid by Applicant; (iii) interest on all amounts not paid when due at a fluctuating rate per annum equal to the Prime Rate plus 2%, but in no event at an interest rate exceeding the highest rate permitted by applicable law. Applicant authorizes Bank to immediately reimburse itself for all Drafts paid by Bank under any Credit by debiting the amount so paid from the Collateral. Notwithstanding the foregoing, Applicant's obligation to reimburse Bank for any amounts paid by Bank under any Credit or any other Obligation shall be absolute and unconditional whether or not sufficient amounts are available from the Collateral. (B) Foreign Currency. If the Draft is payable in other than U.S. currency, Applicant will pay Bank the amount in U.S. currency from Bank at Bank's current selling rate of exchange for delivery to the place of payment in the currency and amount in which such Draft was drawn. If there is no current selling rate of exchange generally offered by Bank for effecting such payment, Applicant will pay Bank on demand an amount which Bank deems necessary to pay or provide for the payment of the Obligations, and Applicant shall remain liable for any deficiency which may result if such amount in U.S. currency proves to be insufficient to effect full payment or reimbursement to Bank at the time when such rate of exchange shall again be current. (C) Fees, Costs and Expenses. Applicant will pay Bank (i) fees in respect of the Credit equal to forty (40) basis points per annum on the face amount of the Credit for the period of time the Credit is outstanding, such fee to be payable upon issuance of the Credit and on the yearly anniversary of the issuance of the Credit; (ii) Bank's standard fees then in effect (including, if applicable, application fees, issuance fees, maintenance fees, amendment fees, drawing fees, discrepancy fees, acceptance or deferred payment obligation fees, transfer fees and assignment of letter of credit proceeds fees); and (iii) on demand, all costs and expenses that Bank incurs in connection with the Credit or this Agreement, including (a) reasonable attorneys' fees and disbursements and other dispute resolution expenses to protect or enforce Bank's rights or remedies under or in connection with the Credit, this Agreement or any separate security agreement, guaranty or other agreement or undertaking supporting this Agreement or to respond to any notice of forgery, fraud, abuse or illegality in connection with this Agreement, the Credit, any presentation under the Credit or any transaction underlying the Credit (including an active defense by Bank in any action in which an injunction is sought or obtained against presentation or honor), (b) costs and expenses in connection with any requested amendment to or waiver under the Credit or this Agreement, (c) costs and expenses in complying with any governmental exchange, currency control or other laws, rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency, (d) any stamp taxes, recording taxes, or similar taxes or fees payable in connection with the Credit or this Agreement, and (e) any adviser, confirmer, or other nominated person fees and expenses that are chargeable to Applicant or Bank. References in this Agreement to attorneys' fees and disbursements shall include any reasonably allocated costs of internal counsel. (D) Increased Costs and Taxes. Applicant shall pay Bank on demand increased costs or Bank's reduction in yield from any new or changed reserve, capital, special deposit, tax, insurance or other requirement or guideline affecting the Bank's or its parent's contingent or absolute rights or obligations under or in connection with this Agreement or any Credit provided the Bank acts reasonably to avoid or minimize the increased costs or reduction in the yield and computes the same on a reasonable basis. Applicant agrees that all payments hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes other than federal and state income and franchise taxes imposed on the Bank. (E) Automatic Debit for Payment. Applicant authorizes Bank to debit any of Applicant's accounts at Bank for any payments due under this Agreement, Applicant further certifies that it holds legitimate ownership of each of these accounts and preauthorizes this debit as part of its ownership rights.

3. Independence; Applicant Responsibility. Applicant is responsible for preparing or approving the text of the Credit as issued by Bank and as received by any Beneficiary, including responsibility for any terms and conditions thereof that are ineffective, ambiguous, inconsistent, unduly complicated, or reasonably impossible to satisfy. Applicant's ultimate responsibility for the final text shall not be affected by any assistance Bank may provide such as drafting or recommending text or by Bank's use or refusal to use text submitted by Applicant. Bank does not represent or warrant that the Credit will satisfy Applicant's requirements or intentions. Applicant is responsible for the suitability of the Credit for Applicant's purposes. Applicant will examine the copy of the Credit, and any other documents sent by Bank in connection with the Credit, and shall notify Bank of any non-compliance with Applicant's instructions, and of any discrepancy in any document under any presentment or other irregularity, within 3 Business Days after Applicant receives or should have received any of such documents (the "Required Time"); provided, however, if the end of the Required Time falls on a weekend or Bank holiday, the deadline shall be extended to the end of the next Business Day. Applicant's failure to give timely and specific notice during the Required Time of objection shall automatically waive Applicant's objection, authorize or ratify Bank's action or inaction, and preclude Applicant from raising the objection as a defense or claim against Bank

4. Claims Against Bank; Waivers; Exculpations; Limitations of Liability, Ratification; Accounting. (A) Applicant's Obligations shall be irrevocable and unconditional and performed strictly in accordance with the terms of this Agreement, irrespective of: (i) any change or waiver in the time, manner or place of payment of or any other term of the Obligations (including any release) of any other party who, if applicable, has guaranteed or is jointly and severally liable for any of the Obligations or granted any security therefore;
(ii) any exchange, change or release of any Collateral or other collateral (including any failure of Bank to perfect any security interest therein), for any of the Obligations, (iii) any presentation under the Credit being forged, fraudulent or any statement therein being untrue or inaccurate, (iv) any agreement by Bank and any Beneficiary extending or shortening Bank's time after presentation to examine documents or to honor or give notice of discrepancies.
(B) Without limiting the foregoing, it is expressly agreed that the Obligations of Applicant to reimburse or to pay Bank pursuant to this Agreement will not be excused by ordinary negligence, gross negligence, wrongful conduct or willful misconduct of Bank. However, the foregoing shall not excuse Bank from liability to Applicant in any independent action or proceeding brought by Applicant against Bank following such reimbursement or payment by Applicant to the extent of any unavoidable direct damages suffered by Applicant that are caused directly by Bank's gross negligence or willful misconduct; provided that (i) Bank shall be deemed to have acted with due diligence and reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in the place that the Credit is issued; and (ii) Applicant's aggregate remedies against Bank for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by Applicant to Bank with respect to the honored presentation, plus interest. (C) Without limiting any other provision of the Agreement, Bank and, as applicable, its correspondents: (i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by Applicant, whether or not given or signed by an authorized person; (ii) shall not be responsible for any acts or omissions by, or the solvency of, any Beneficiary, any nominated person or any other person;
(iii) May honor any presentation or drawing under the Credit that appears on its face substantially to comply with the terms and conditions of the Credit; (iv)
(a) may permit partial shipment under the Credit, except as otherwise expressly stated in the Credit, and may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of the Credit and the total quantity to be shipped under the Credit, and (b) if the Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods, and the relative Drafts may be honored; (v)may disregard any requirement of the Credit that presentation be made to it at a particular place or by a particular time of day (but not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Bank may amend or specify any such requirement in the Credits; (vi) may accept as a draft any written or electronic demand or request for payment under the Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Credit; (vii) may discount or authorize the discount of any accepted draft or deferred payment obligation incurred under any Credit; (viii) may honor, before or after its expiration, a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromises any claim that is wrongfully dishonored or otherwise, and shall be entitled to reimbursement to the same extent (if any) as if it had initially honored plus reimbursement of any interest paid by it; (ix) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any Draft or document to arrive or to conform with the Draft or document referred to in the statement or any underlying transaction; (x) may retain proceeds of the Credit based on a valid exercise of Bank's set off rights or an apparently applicable attachment order or blocking regulation; (xi) may select any branch or affiliate of Bank or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located; (xii) shall not be responsible for any other action or inaction taken or suffered by Bank or its correspondents under or in connection with the Credit, with any presentation thereunder or with any Collateral, if required or permitted under any applicable domestic or foreign law or letter of credit practice. Examples of laws or practice that may be applicable, depending upon the terms of the Credit and where and when it is issued, include the UCC, the Uniform Rules for Demand Guarantees ("URG") the UCP, the ISP, published rules of practice, applicable standard practice of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice. (D) Applicant's taking control, possession or retention of any documents presented under or in connection with the Credit (whether or not the documents are genuine) or of any Property for which payment is supported by the Credit, shall ratify Bank's honor of the documents and preclude Applicant from raising a defense, set-off or claim with respect to Bank's honor of the documents. (E) Neither Bank nor any of its correspondents shall be liable in contract, tort, or otherwise, for any punitive, exemplary, consequential, indirect or special damages. Any claim by Applicant under or in connection with this Agreement or the Credit shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Applicant as a result of the breach or other wrongful conduct complained of; and
(ii) the amount (if any) of the loss that would have been avoided had Applicant taken all reasonable steps to mitigate any loss, including by enforcing its rights in the transaction(s) underlying the Credit, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Bank to effect a cure.

5. Security Agreement. The provisions of this Section shall only supplement, not supersede, provisions of any other security agreement in favor of Bank which are inconsistent herewith. (A) Security Interest. As security for the payment and performance of the Obligations, Applicant assigns, pledges and grants to Bank a security interest in the Collateral. The security interest of Bank in Collateral shall continue until all Obligations are repaid, and shall not be invalidated by reason of the delivery or possession of the Property to Applicant or anyone else. (B) Subrogation. As additional security for the Obligations, Bank shall be subrogated to the Applicant's rights in respect of any transaction in any way related to the Credit or any Drafts, including rights against Beneficiary or any collateral. (C) Additional Collateral. If Applicant has executed or, at any time, executes another security agreement with Bank in connection with the Credit, the collateral described therein, unless specifically excluded, shall constitute additional collateral for the Obligations. At all times, the market value of the Collateral shall be not less than 102.5% of the amount available (as such amount has been reduced under the Credit in accordance with its terms) to be drawn under the Credit (the "Minimum Collateral Value"). If at any time the market value of the Collateral shall be less than the Minimum Collateral Value, Applicant shall immediately upon request of Bank provide additional cash Collateral in an amount sufficient to cure any such shortfall. (D) Actions Regarding Collateral. Applicant will execute and deliver to Bank any documents, and take any action, which Bank deems necessary or desirable to evidence or perfect any security interest in favor of Bank, to acquire possession of any Property, or to protect Bank's interests with respect to any Collateral, including, without limitation, transferring or registering Property in the name of Bank; in order to accomplish any of the foregoing, Bank may, at its option, at any time and without notice to Applicant, transfer to, or register in the name of, Bank or its nominees any Collateral; and further, Bank is irrevocably appointed as attorney-in-fact for Applicant and authorized, without notice to Applicant, to execute and deliver all such documents and to take all such actions on behalf of Applicant, including, without limitation, the execution, delivery and/or filing of collateral control agreements, financing statements and trust receipt statements. This appointment is coupled with an interest. (E) Care of Property; Modification. Bank will exercise care in the preservation of Collateral if such Property is in the custody of Bank; provided, however, its standard of care for Property in its custody is the lesser of that required by applicable law or that requested by Applicant in writing. Applicant shall remain obligated under the terms of the Agreement notwithstanding the release or substitution of any Collateral at any time(s), or any delay, extension of time, renewal, compromise or other indulgence granted by Bank related to any Obligations, or to any promissory note, Draft, bill of exchange or other instrument related to any Obligations. Applicant waives notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and consents to be bound thereby as fully as if Applicant had expressly agreed thereto in advance. The proceeds of any Collateral may be applied, in whole or in part, by Bank to pay any matured, or to anticipate the payment of any unmatured, Obligations.

6. Representations. Applicant represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects, it being acknowledged by Bank that certain projections furnished to Bank on March 31, 2003 are specifically not subject to this representation. Any such information relating to Applicant's financial condition will accurately reflect Applicant's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Applicant further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Applicant and any guarantor, as applicable, of this Agreement and other documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Applicant and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Applicant or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Applicant or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the documents executed by Applicant in connection herewith) on any of Applicant's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Applicant or any guarantor to any other creditor. Asset Ownership. Applicant has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Applicant, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Applicant in writing and approved by Bank ("Permitted Liens"). To Applicant's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Applicant's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Applicant has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Applicant is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Applicant in connection with this Agreement, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Applicant is in compliance in all material respects with all material federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Applicant is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Applicant is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Applicant. No Litigation. There are no material pending or threatened suits, claims or demands against Applicant or any guarantor that have not been disclosed to Bank by Applicant in writing, and approved by Bank. Regulation U. None of the proceeds of the Credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Credit a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Applicant meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

7. Affirmative Covenants. Applicant agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Applicant will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Applicant as Bank shall reasonably require, and allow Bank, at Applicant's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Continue to conduct its business as primarily a provider of VoIP based telephoney services and seller of related products and services. Certificate of Full Compliance. Deliver to Bank with the financial statements required herein, a certificate by Applicant's Chief Financial Officer that Applicant is in full compliance with this Agreement and the other documents entered into in connection herewith. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss. 101 Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged identifying each outstanding Credit and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies (or companies of comparable credit standing) and in such amounts as currently maintained. Management Letter. Applicant shall deliver to Bank within 5 days after same has been completed, its Management Letter, in form and substance acceptable to Bank, prepared by Applicant's independent certified public accountant. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default (or similarly denominated term) or any event which, upon the giving of notice or lapse of time or both, may become an Event of Default, written notice specifying the nature and period of existence thereof and the action which Applicant is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound and which becomes the subject matter of litigation involving the Applicant or materially adversely effects Applicants business, or any acceleration of the maturity of any indebtedness owing by Applicant in excess of $1,000,000.00; (iii) any material adverse claim against or affecting Applicant or any part of its properties; (iv) the commencement of, and any material determination in, any material litigation with any third party or any proceeding before any governmental agency or unit affecting Applicant; and (v) at least 30 days prior thereto, any change in Applicant's name or address as shown above, and/or any change in Applicant's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Applicant which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Applicant in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Applicant to stockholders, and all regular or periodic reports required to be filed by Applicant with the Securities and Exchange Commission ("SEC"). Notification to Bank as to the availability of all such filings in electronic form on a publicly available database shall be deemed compliance with the delivery requirement as well as similar delivery requirements hereinafter stated. Maintenance of Accounts. Maintain a monthly average compensating balance of not less than $2,000,000 in Applicant's deposit accounts with Bank other than the account in which the Collateral is maintained.



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8. Negative Covenants. Applicant agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Applicant will not: Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a change of ownership that effectively changes control of Applicant from current ownership, except as may result from an IDT Transaction. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required or contemplated by this Agreement; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits;. or (iv) purchase money liens and security interests on property purchased and so financed securing aggregate obligations at any time Applicant's Debt/Equity Ratio greater than or equal to .50. For purposes of this Agreement, "Debt/Equity Ratio" shall mean the ratio of Applicant's total liabilities divided by net worth, all calculated on a consolidated basis in accordance with generally accepted accounting principles, consistently applied. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than obligations of those entities whose results are consolidated with those of Applicant for financial reporting requirements, obligations of employees or agents in the ordinary course of business consistent with prior practices and the endorsement of checks and drafts for collection in the ordinary course of business. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party which materially adversely effects Applicants' business or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $500,000.00 in the aggregate. Government Intervention.
Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Applicant or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Applicant in an amount in excess of $500,000.00 which is not discharged or execution is not stayed within 60 days of entry. Prepayment of Other Debt. Retire any long term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so other than certain capital lease and real estate lease obligations disclosed to Bank, not exceeding $10,000,000.00 in the aggregate. Restricted Payments. (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity securities or (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding in an amount in excess of $2,000,000.00 in any fiscal year except as contemplated by the Amended and Restated Settlement Agreement dated on or about the date hereof with beneficiary of the Credit. Other Debt. Create, assume or permit any funded debt including guaranties, if at the time of such borrowing the Applicant's Debt/Equity Ratio (after taking into account such borrowing) is equal to or exceeds .50. Minimum Unrestricted Cash Position. Permit at any time the amount of unrestricted cash to be less than $30,000,000.00 (such amount to be in addition to any amounts of cash pledged to Bank as Collateral). All such unrestricted cash shall at all times be maintained by Applicant (and not held by any subsidiary or affiliate of Applicant unless such subsidiary or affiliate unconditionally guaranties the Obligations of Applicant pursuant to such guaranty documentation satisfactory to Bank).

9. Annual Financial Statements. Applicant shall deliver to Bank, simultaneous with its filing with SEC (but not later than 120 days after the close of each fiscal year), audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Applicant and its subsidiaries, affiliates and parent or holding company, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by Ernst & Young LLP or other independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Applicant or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. Applicant's accountant shall provide Bank with a written acknowledgment of the Bank's reliance upon the statements in accordance with N.J.S. 2A: 53A-25.

10. Periodic Financial Statements. Applicant shall deliver to Bank unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event or simultaneous with its filing with the SEC (but not later than 75 days after the close of each of its first three fiscal quarters of each fiscal year); all on a consolidated and consolidating basis with respect to Applicant and its subsidiaries, affiliates and parent or holding company, as applicable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Applicant and in each case subject to audit and year-end adjustments. At the times the annual and periodic financial statement described in Sections 9 and 10 hereof are provided by Applicant to Bank, such financial statements shall be accompanied by a compliance certificate (in form acceptable to Bank) by Applicant's chief financial officer.

11. Conditions to Issuance of Credit. The obligation of Bank to issue any Credit is subject to the following conditions precedent:

         (a) On the date of issuance the following statements shall be true and Bank shall have received a certificate signed by an authorized officer of Applicant, dated the date of issuance, stating that:

                  (i) The representations and warranties contained in this Agreement and in any document or agreement entered into in connection herewith are true and correct in all material respects on and as of the date of issuance of the Credit as though made on and as of such date; and

                  (ii) No event has occurred and is then continuing or would result from the issuance of the Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         (b) There shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue or maintain the Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or New Jersey banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

         (c) Simultaneous with the issuance of each Credit, the amount of funds on deposit in the account of Applicant at Bank (account number 2000010228922) is not less than $21,754,890.99.

12. Communications. (A) Internet. Applicant may electronically initiate the issuance and amendment of any Credit and retrieve or send information about any outstanding Credit by accessing an internet site maintained by the Bank (the "Web Site") through Applicant's computer equipment and web browser software. Applicant is responsible to provide its own computer equipment and web browser software and shall be responsible for all acquisition, installation, repair and maintenance costs associated therewith. Applicant shall select its own internet service provider. Applicant shall comply promptly with all instructions on the Web Site governing its use and the security measures to be maintained in connection with its use. Applicant authorizes the Bank to receive data and act upon Applicant's requests which Bank receives over the Web Site. Applicant agrees that Bank may rely on the authenticity and accuracy of messages and information received by Bank on the Web Site purporting to be from the Applicant. Applicant agrees: (i) to protect all assigned operator identification passwords and accepts full responsibility for any compromise of security;(ii) to limit access to the Web Site to those persons authorized by Applicant through the use of security procedures implemented and enforced by the Applicant; (iii) accurately to input any data fields necessary to initiate, release or cancel any transaction; (iv) to access the Web Site as often as necessary consistent with Applicant's business activities it conducts on the Web Site, which may be daily, and retrieve and review outstanding Credit detail reports; and (v) to notify the Bank promptly of any error or defect in the report. Applicant acknowledges and understands that the instructions sent by it through the internet to the Bank and the information retrieved by the Applicant from the Web Site through the internet will be encrypted, but that such encryption is not completely secure and is not free from errors, poor transmissions, interception, forgery, viruses, tampering, destruction, deciphering or other delay or casualty. The Bank shall not be liable for any loss, claim or liability, cost or expense arising from:
(a) any of the foregoing; (b) failure of any internet service provider to provide its services; (c) failure of communications media, legal restrictions;
(d) act of God, fire or other catastrophe, computer failure or any other cause or circumstance beyond the Bank's control; (e) any unauthorized person's use of or access to the Web Site; or (f) failure of Applicant to report errors or defects promptly. (B) Electronic Systems. Applicant may desire to transmit and receive by means of facsimile, open internet communication, or other unguarded electronic communications (hereinafter collectively the "electronic systems") Applications and other paper-writings to or from the Bank. To induce the Bank to accept communication via electronic systems, Applicant shall: i) ensure that its officers, agents and employees, will at all times follow and maintain the integrity of any security established by the Applicant and the Bank; ii) immediately notify the Bank in the event that Applicant should have reason to believe that the security established for electronic systems transmission has been breached or compromised in any manner; iii) ensure that only authorized personnel selected and controlled by the Applicant request action(s) by transmittal of document(s) by electronic systems; iv) ensure that any documents transmitted to the Bank by means of electronic systems shall be a complete and accurate copy and if signed be executed by personnel authorized by the Applicant; and v) maintain its software and equipment and any privacy control device within such software or equipment without any reliance on or responsibility by the Bank. The Applicant acknowledges and agrees that the Bank shall: i) not be responsible to the Applicant for any loss or damage arising from the use of unguarded electronic systems, including access or misuse of Applicant's confidential information, transmission of a virus, or failed, incomplete or inaccurate transmission; ii) not be responsible to assure that, its software and equipment for receiving messages or documents from electronic systems will be compatible with that of Applicant or available at all times for Applicant's use; iii) have absolute discretion but without liability, for any reason whatsoever, not to act upon documentation received by electronic systems; provided, however, that the Bank shall notify the undersigned promptly should it elect to defer action until the original documentation is physically presented to the Bank; iv) without any liability on its part to do so, have the right at its discretion to make further inquiries and demand further verification to determine the validity of any document prior to taking any action; and v) have the right to assume that any reproduction of documentation received by electronic systems constitutes a full, complete and accurate reproduction of the original documentation and that all signatures are authorized and genuine. (C) Indemnity. Separate and independent from any other indemnity set forth in this Agreement, the Applicant hereby indemnifies and holds the Bank harmless against any and all loss, liability, damage or expenses of whatever kind and nature arising from Bank's acceptance and/or delivery of information and Applications over its Web Site or by electronic systems.

13. Two Parties Signing Agreement. (A) Co-Applicants. If the Agreement is signed by two or more Applicants, it shall be the joint and several obligation of each. Bank shall designate in the Credit as account party and as Applicant, who without joinder of the account party shall have the exclusive right to issue all instructions on any matters relating to the Credit. If the foregoing information is left blank or incomplete, the Bank at its discretion may accept an Application, or seek instruction, from any Applicant regarding a Credit, including, without limitation, any amendment thereto or waiver of any discrepancy thereunder, and until Bank at the office at which the relevant Credit is issued actually receives written notice of revocation, each Applicant shall be bound by and hereby affirms the instructions of the other. (B) Financial Institution as Customer. If the Agreement is signed as Applicant or co-Applicant by a bank, trust company or other financial institution for its customer, such Applicant appoints Bank as its agent to issue the Credit. Such Applicant and its customer agree to act in accordance with and be subject to the Agreement. If such Applicant is required (i) to reimburse Bank; (ii) to pay Bank in the Event of Default; (iii) to indemnify Bank; or (iv) to provide collateral, then its customer agrees to reimburse, pay or indemnify Applicant for the full amount of those payments and to provide the requisite collateral. In addition, the customer agrees to obtain such Applicant's consent before agreeing to waive any discrepancy in the documents related to the Credit or to waive or amend any terms of the Agreement or the Credit.

14. Event of Default. On and after any Event of Default: (A) the amount of the Credit, as well as any other Obligations, shall, at Bank's option, become due and payable immediately without demand or notice to Applicant or if contingent, may be treated by Bank as due and payable for its maximum face amount; (B) Bank may set off and apply any deposits or any other indebtedness at any time owing by Bank to or for Applicant's credit or account against any matured or unmatured Obligations, irrespective of whether or not Bank shall have made any demand under the Agreement and although such deposits, indebtedness or Obligations may be unmatured or contingent; (C) Bank may exercise all rights and remedies available to it in law or equity; and (D) in respect of any Collateral, Bank may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and also may, without notice except as required by law, sell such Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and on such other terms as Bank may deem commercially reasonable. Written notice mailed or delivered to Applicant at the address specified in the Agreement at least five business days prior to the date of public sale or prior to the date after which private sale is to be made shall be reasonable, adequate notice. Applicant will pay on demand all costs and expenses (including reasonable attorneys fees and legal expenses, incurred prior to or after a bankruptcy filing) related to the custody, preservation or sale of, or collection from, or realization upon, any of such Collateral and related to the collections of the Obligations and the enforcement of Bank's rights against the Collateral. In the event of sale of or collection from the Collateral, Bank may in its discretion hold the proceeds as Collateral or apply the proceeds as Bank deems appropriate to the payment of costs and expenses or to one or more of the Obligations, whether or not then due.

15. Indemnification. Applicant will indemnify and hold harmless Bank and its officers, directors, affiliates, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and disbursements and other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection) that arise out of or in connection with: (A) the Credit or any pre-advice of its issuance; (B) any payment or action taken or omitted to be taken in connection with the Credit or this Agreement (including any action or proceeding to (i) restrain any presentation, (ii) compel or restrain any payment or the taking of any other action under the Credit, (iii) obtain damages for wrongful dishonor or honor of the Credit or for breach of any other duty arising out of or related to the Credit, (iv) compel or restrain the taking of any action under this Agreement or (v) obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding); (C) an adviser or a confirmer or other nominated person seeking to be reimbursed, indemnified or compensated, (D) any beneficiary requested to issue its own undertaking seeking to be reimbursed, indemnified or compensated or (E) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of letter of credit proceeds, or holder of an instrument or document;
(F) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, the Collateral or the Credit; (G) the release by Applicant of any Credit to any third party prior to its issuance by the Bank; or
(H) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (including with respect to any document or property received under this Agreement or the Credit ) or any other cause beyond the Bank's control, except to the extent such liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified party's gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section. If and to the extent that the obligations of Applicant under this section are unenforceable for any reason, Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under applicable law.

16. Governing Law; UCP, ISP 98. The UCP or ISP 98 as applicable to each Credit governs this Agreement and is incorporated herein. Subject to the other provisions of the Agreement, the Agreement shall be governed by and construed in accordance with the substantive laws of the Jurisdiction, without regard to conflicts of law principles, except to the extent that such law is inconsistent with the UCP or ISP 98, as applicable. In the event any provision of the UCP or ISP 98, as applicable, is or is construed to vary from or be in conflict with any provision of any applicable law of the Jurisdiction or the federal law of the United States, to the extent permitted by law, the UCP or the ISP 98, as applicable, shall govern or be read to explain the applicable law. Unless Applicant specifies otherwise in its application for the Credit, Applicant agrees that Bank may issue the Credit subject to the UCP or ISP 98 or, at Bank's option, such later revision of either thereof as is in effect at the time of issuance of the Credit. Bank's privileges, rights and remedies under the UCP, ISP 98 or such later revision shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The UCP and ISP 98 shall serve, in the absence of proof to the contrary, as evidence of standard practice with respect to the subject matter thereof.

17. Savings Clause. Whenever possible, each provision of the Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

18. Bankruptcy and Forfeiture Reinstatement. If any consideration transferred to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (A) a subsequent bankruptcy or insolvency proceeding; (B) any forfeiture or in rem seizure action or remedy;
(C) any fraudulent transfer or preference action or remedy; or (D) any other criminal or equitable proceeding or remedy, then Bank may at its option recover the Obligations or the consideration so voided from Applicant. In such event, Bank's claim to recover the voided consideration shall be a new and independent claim arising under the Agreement, and shall be jointly and severally due and payable immediately by Applicant.

19. Miscellaneous. The rights and remedies granted to Bank in the Agreement are in addition to all other rights or remedies afforded to Bank under applicable law, equity or other agreements. The terms of the Agreement may not be waived or amended, unless the parties consent in writing. The Agreement shall be binding on Applicant's heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of Bank's successors and assigns. Bank can assign this Agreement and its rights to reimbursement regarding any Credit without Applicant's consent. Applicant shall not assign any rights or remedies related to the Agreement or the Credit without written consent of the Bank. Any notice to Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to Applicant at the address on the Application or such other address furnished by Applicant to Bank. This Section shall not be deemed to be an exclusive list of each means of notice from one party to the other. The Agreement will continue in full force and effect until the expiration or cancellation of each Credit and all outstanding Obligations have been satisfied in a manner satisfactory to Bank, and Applicant requests termination in writing. Applicant will comply with all laws, regulations and customs now or hereafter applicable to the Agreement or to the transaction related to the Credit, and will furnish evidence of compliance as Bank may require. This Agreement and the other documents entered into in connection herewith contain the final, complete and exclusive understanding of, and supersede all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement.

20. Consent to Jurisdiction and Venue. IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, APPLICANT IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE JURISDICTION AND AGREES NOT TO RAISE ANY OBJECTION TO THE JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN THE JURISDICTION. APPLICANT AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO IT.

21. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, APPLICANT AND WHEN IT ISSUES A CREDIT, BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO THE AGREEMENT OR THE CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE THE CREDIT.

22. Effectiveness of Agreement. Applicant agrees that the terms and conditions of this Continuing Letter of Credit Agreement shall be continuing and shall apply to any Credit currently, or in the future, issued by the Bank on Applicant's behalf.

Very truly yours,

NET2PHONE, INC.


By:                                Date:  May 5, 2003
   -----------------------------
   Name:
   Title:



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